Exhibit 10.5

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”), is entered into by and among Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance (“Marquette”), Thomas Sandgaard, (“Junior Creditor”), and Zynex, Inc., and Zynex Medical Inc., f/d/b/a Stroke Recovery Systems (collectively, “Borrower).

Recitals

A. Borrower has or is about to enter into a Loan and Security Agreement with Marquette that may be amended, supplemented, and/or replaced from time to time (“Loan and Security Agreement”), providing for a loan or loans by Marquette to Borrower, the repayment of which is or shall be secured by certain assets or property of Borrower, as set forth in the Loan and Security Agreement.

B. Junior Creditor has extended loans or other credit accommodations to Borrower, as described on Exhibit A:

C. It is a condition precedent to the agreement of Marquette to enter into the Loan and Security Agreement and make advances to the Borrower thereunder that Junior Creditor execute and deliver this Subordination Agreement in favor of Marquette.

NOW, THEREFORE, as a material inducement to Marquette to enter into and make advances to Borrower under the Loan and Security Agreement, Borrower, Marquette, and Junior Creditor agree as follows:

1. The term “Subordinated Debt” means all indebtedness, liabilities, and obligations of Borrower to Junior Creditor, whether direct, indirect, contingent, joint, several, or independent, now or hereafter existing, due or to become due to, or held or to be held by, Junior Creditor, whether created directly or acquired by assignment or otherwise, whether or not evidenced by written instrument, including, without limitation, all principal, interest, fees, expenses, and costs of collecting such indebtedness and obligations, including without limitation all attorneys’ fees and all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization, or similar proceeding, but excepting all wages, benefits and other compensation due Junior Creditor in the ordinary course of his employment with Borrower.

2. The term “Senior Debt” means all indebtedness, liabilities, and obligations of Borrower to Marquette, whether direct, indirect, contingent, joint, several, or independent, now or hereafter existing, due or to become due to, or held or to be held by, Marquette, whether created directly or acquired by assignment or otherwise, whether or not evidenced by written instrument, including, without limitation, all principal, interest, fees, expenses, and costs of collecting such indebtedness and obligations, including without limitation all attorneys’ fees and all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization, or similar proceeding. The term “Loan Documents” means any documents now or hereafter existing executed and delivered in connection with any of the Senior Debt.

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3. All Subordinated Debt is subordinated in the right of payment to Marquette of all Senior Debt; provided, however, that Borrower may make Permitted Note Payments (as defined herein) pursuant to Section 5 below.

4. Junior Creditor subordinates to Marquette any security interest or lien that Junior Creditor may have in all assets of Borrower.  Notwithstanding the respective dates of attachment or perfection of the security interest of a Junior Creditor and the security interest of Marquette, the security interest of Marquette in any assets of Borrower or other collateral securing the Senior Debt shall at all times be prior to any security interest of Junior Creditor.

5. Junior Creditor will not demand or receive from Borrower (and Borrower will not pay to Junior Creditor) any payment with respect to all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit, or otherwise, provided, however, that as long as there is no “default” or “event of default,” as those terms are defined under any of the Loan Documents related to the Senior Debt, Junior Creditor may receive regularly scheduled payments of principal and interest in accordance with the terms of the promissory notes described above,  including demand payments on the demand promissory note (the “Permitted Note Payments”).  Junior Creditor shall not exercise any remedy with respect to collateral, nor will Junior Creditor commence, or cause to commence, prosecute, or participate in any administrative, legal or equitable action against Borrower or any of its assets for repayment of the Subordinated Debt, for so long as any portion of Senior Debt remains outstanding.

6. Junior Creditor shall hold in trust for Marquette and promptly pay or deliver to Marquette in the form received (except for endorsement or assignment by Junior Creditor where required by Marquette) for application to Senior Debt, any payments, property, security, proceeds or realization on collateral received by Junior Creditor other than in accordance with this Agreement.

7. In the event of Borrower’s insolvency, reorganization, or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, this Agreement shall remain in full force and effect, and all Senior Debt and all of Marquette’s claims against Borrower or the estate of Borrower shall be paid in full before any payment is made to Junior Creditor.

8. For so long as any of the Senior Debt remains unpaid, Junior Creditor irrevocably appoints Marquette as Junior Creditor’s attorney-in-fact, and grants to Marquette a power of attorney with full power of substitution, in the name of Junior Creditor or in the name of Marquette, for the use and benefit of Marquette, without notice to Junior Creditor, to perform at Marquette’s option the following acts in any bankruptcy, insolvency, or similar proceeding involving Borrower:

(a) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Junior Creditor if Junior Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Marquette elects, in its sole discretion, to file such claim or claims; and

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(b) To accept or reject any plan of reorganization or arrangement on behalf of Junior Creditor and to otherwise vote Junior Creditor’s claims in respect of any Subordinated Debt in any manner that Marquette deems appropriate for the enforcement of its rights under this Agreement.

9. This Agreement shall remain effective for so long as Marquette has any obligation to make advances to Borrower or any Senior Debt is due Marquette pursuant to the Loan Documents.  If, at any time after payment in full of the Senior Debt, Marquette must disgorge any payment by Borrower for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made.  Junior Creditor shall immediately pay over to Marquette all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited under this Agreement.

10. At any time and from time to time, without notice to Junior Creditor, Marquette may take such actions with respect to the Senior Debt as Marquette in its sole discretion may deem appropriate, including, without limitation: terminating advances to Borrower; increasing the principal amount; extending the time of payment; increasing applicable interest rates; renewing, compromising, or otherwise amending the terms of the Loan Documents; selling, exchanging releasing, or otherwise dealing with any collateral securing the Senior Debt; releasing anyone liable in any manner for the payment or collection of the Senior Debt; and enforcing or failing to enforce any rights against Borrower or any other person.

11. Marquette shall have no liability to Junior Creditor with respect to, and Junior Creditor waives any claim or defense which Junior Creditor may now or hereafter have against Marquette in law or under equitable principles arising from (i) any and all actions which Marquette takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens in any collateral securing any of the Senior Debt, actions with respect to the occurrence of any default under any Senior Debt, actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon any of such collateral, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other person or entity) with respect to the Senior Debt or the valuation, use, protection or release of any collateral now or hereafter securing same; (ii) any right, now or hereafter existing, to require Marquette to proceed against or exhaust any collateral at any time securing the Senior Debt or to marshal any assets in favor of Junior Creditor; (iii) any notice of the incurrence or increase of Senior Debt, it being understood that Marquette may make advances now or hereafter relating to the Senior Debt, without notice to or the authorization of Junior Creditor; (iv) any defense based upon or arising by reason of (a) any disability or other defense of Borrower or any other person or entity or (b) any lack of authority of any agent or any other person or entity acting or purporting to act on behalf of Borrower or Junior Creditor or (c) any failure by Marquette to properly perfect any lien in any asset of Borrower; (v) Marquette’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code; and/or (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

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12. Marquette shall have no obligation to give notice to Junior Creditor, and Junior Creditor hereby waives any right to any advance or extension of time given to Borrower, of any amendment, modification, or restatement of any of the Loan Documents, or of any default of Borrower to Marquette.  No extension of time given to Borrower, or failure of Marquette to pursue Borrower or any collateral, or to resort to any security or remedies that may be available, or release of any security for the Senior Debt, or any act or omission other than a release in writing, shall impair or constitute a waiver of Marquette’s rights under this Agreement.  Junior Creditor shall not challenge, object to, or in any respect inhibit or otherwise interfere with Marquette’s enforcement of any of its rights and remedies in respect of the Senior Debt or this Agreement.

13. Nothing herein shall be construed as an undertaking on the part of Marquette to make any loan to Borrower.

14. This Agreement shall be enforced and construed in accordance with the laws of the State of Oregon other than its conflicts of laws principles.  Any legal proceeding arising out of or in any way related to this Agreement may be brought and litigated in any one of the state or federal courts located in Multnomah County, Oregon, having jurisdiction. The parties hereto waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

15. The parties expressly waive any right to a trial by jury on any claim or cause of action arising out of or related in any way to this Agreement.

16. This Agreement shall not be discharged or in any way affected by the death of Junior Creditor.  This Agreement may be assigned by Marquette in connection with any assignment or transfer of the Senior Debt, or any part thereof and all references herein to Marquette shall include any subsequent owner and/or holder of the Loan Documents or any interest therein.  This Agreement shall be binding on and inure to the benefit of Borrower, Junior Creditor, and Marquette, and their respective successors and assigns, provided, that Borrower may not delegate or assign any of its duties or obligations in respect of the Senior Debt without the prior, written consent of Marquette.

17. Junior Creditor will advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent set forth in this Agreement, and will place a legend on each document and instrument evidencing or related to the Subordinated Debt indicating that such instrument or document is subject to this Agreement.

18. No provision of this Agreement shall be modified or waived except by a written agreement signed by Junior Creditor, Borrower, and Marquette.

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19. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

20. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

21. All notices, demands, instructions, and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid overnight private courier service (such as Federal Express) or by facsimile transmission (with confirmation received), and shall be deemed to be given on the day on which such writing is received by the intended recipient thereof.  Unless otherwise directed in writing, notices, demands, instructions and other communications in writing shall be given to or made upon the parties at the addresses set forth below:

If to Marquette:	Marquette Business Credit, Inc. 900 SW Fifth Avenue, Suite 1920 Portland, Oregon 97204 Attention: Jennifer Sheasgreen Facsimile No.: (503) 221-5031 E-mail: Jennifer.Sheasgreen@marquette.com
If to Borrower:	Zynex, Inc. Zynex Medical, Inc. 8022 Southpark Circle, Suite 100 Littleton, CO 80120 Attn: Thomas Sandgaard Facsimile: (800) 495-6695 E-mail: tsandgaard@zynexmed.com
If to Junior Creditor:	Thomas Sandgaard 8022 Southpark Circle, Suite 100 Littleton, CO 80120 Facsimile: (800) 495-6695 E-mail: tsandgaard@zynexmed.com

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Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier, or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile, or (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.  Electronic mail addresses are provided herein as a convenience to the parties only.  No notices or demands hereunder shall be effective unless delivered in a manner contemplated by the foregoing clauses (i) and (ii).

22. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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Dated effective:  September 22, 2008

Junior Creditor /s/ Thomas Sandgaard Name: Thomas Sandgaard	Zynex, Inc. By: /s/ Thomas Sandgaard Name: Thomas Sandgaard Title: Chief Executive Officer and President
ZYNEX, MEDICAL INC., f/d/b/a Stroke Recovery Systems By: /s/ Thomas Sandgaard Name: Thomas Sandgaard Title: President	Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance By: /s/ Jennifer Sheasgreen Name: Jennifer Sheasgreen Title: Senior Vice President

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EXHIBIT A
To
SUBORDINATION AGREEMENT
Dated
September 22, 2008

1.           8.25% Term Loan, made in 2006, outstanding as of June 30, 2008 in the aggregate amount of $3,636.

2.           8.25% Demand Note, made in 2006, outstanding as of June 30, 2008 in the aggregate amount of $1,089.

3.           8.25% Term Loan, dated May 15, 2007, outstanding as of June 30, 2008 in the aggregate amount of $26,302.

4.           8.25% Term Loan, dated June 15, 2007, outstanding as of June 30, 2008 in the aggregate amount of $15,519.

5.           8.25% Term Loan, dated September 29 2007, outstanding as of June 30, 2008 in the aggregate amount of $63,284.

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